Exhibit 10
EQUITY LINE AGREEMENT

THIS AGREEMENT, (this “Agreement”) is made and entered into as of the 2nd day of July 2012 (the “Effective Date”), by and between Highland Global Partners, Inc. (the “Purchaser”), a New York corporation with its principal place of business at 445 Central Avenue, Suite 366, Cedarhurst, New York 11516, and Advantage Disposal Solutions, Inc., (the “Company”) a Delaware corporation with its principal place of business at 42583 North Coyote Road, Queen Creek, Arizona 85140.

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to the Purchaser, from time to time, and the Purchaser desires to purchase from the Company, up to seventy five million (75,000,000) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $0.025 per share; and

WHEREAS, sales of shares to the Purchaser shall be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be entered into pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged;

IT IS AGREED

1.    RECITALS ADOPTED.  The parties hereto adopt as part of this Agreement each of the recitals contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each party to this Agreement.

2.     EQUITY LINE.

A.           Offering of Put Shares.

(i)            The Company shall have the right, in its sole and absolute discretion, to cause the Purchaser to purchase (the “Equity Line”) part or all of seventy five million (75,000,000) shares (the “Put Shares”) of the Company’s Common Stock at a price of $0.025 cents per share for a period of nine (9) months after the Registration Statement (as defined in Paragraph “A” of Article “4” of this Agreement) is declared effective by the Securities and Exchange Commission (“SEC”) (the “Equity Line Period”). Subject to the limitations set forth in Subparagraph “(iv)” of Paragraph “B” of this Article “2”, the Company may sell the Put Shares to the Purchaser at any time during the Equity Line Period by delivery of a Put Notice (as described in Subsection “(ii)” of Paragraph “B” of this Article “2” of this Agreement).

(ii)           The Purchaser agrees to pay the aggregate amount of up to one million eight hundred seventy five thousand ($1,875,000) dollars to the Company in order to purchase the Company’s Common Stock pursuant to the terms and conditions of this Agreement. Except for conditions outside of the Purchaser’s control, the Purchaser shall purchase the Put Shares upon delivery of a Put Notice.

(iii)           If the Company exercises the Equity Line in full, the Purchaser shall purchase thirty seventy five million (75,000,000) shares for payment of the amount of one million eight hundred seventy five thousand ($1,875,000) dollars.

B.           Method of Exercising Equity Line.

(i)            The Company shall provide written notice from time to time to the Purchaser in the form of Exhibit “A” attached hereto (a “Put Notice”) pursuant to Paragraph “C” of Article “10” of this Agreement to exercise the Equity Line during the Equity Line Period.

(ii)           The Put Notice shall set forth the number of Put Shares required to be purchased by the Purchaser.

(iii)          The Purchaser shall pay for the Put Shares by payment of cash or a promissory note due and payable one (1) year after the date of the Put Notice. The Put Shares must be delivered within five (5) days after receipt of payment of cash or delivery of a promissory note.

(iv)          The maximum number of Put Shares being put by the Company in each exercise of the Equity Line shall be ten (10%) percent of the total number of Put Shares. No Put Notice shall be less than twenty one (21) days after the immediately prior Put Notice given by the Company, if any.

3.           SERIES A CONVERTIBLE ANTI-DILUTIVE PREFERRED SHARES.

A. The Company shall issue twenty million (20,000,000) shares of Series A Convertible Anti-Dilutive Preferred Shares (the “A-Preferred”) within the period commencing seven (7) months  after the date upon which there is a sale of shares of the Company’s Common Stock (the “Trading Date”) on a national securities exchange including, but not limited to, regional exchanges or on an inter-dealer quotation systems and terminating ten (10) months after the effective date of the Trading Date as follows (A) four million five hundred thousand (4,500,000) to the management of the Company ( “Management”) (B) four million five hundred thousand (4,500,000) shares to McLain Investments LLC (C) nine million (9,000,000) shares to the Purchaser based upon the seventy five (37,500,000) Put Shares being purchased and (D) two million (2,000,000) shares to be divided pro rata amongst all stockholders who own free trading stock other than the Purchaser as of the date which is seven (7) months after the Trading Date.  The A-Preferred attributable to the Common Stock which the Purchaser shall have paid for by cash or delivery of a promissory note shall be issued to the Purchaser. The A-Preferred attributable to the Common Stock which the Purchaser has not paid for shall be held in escrow by Mintz & Fraade, P.C. pursuant to an Escrow Agreement in the form attached to and made a part of this Agreement as Exhibit “B” and shall be released as payment is made by cash or delivery of a promissory note for the Put Shares. A Certificate of Designation creating the series of A- Preferred Stock shall be in the form attached to and made a part of this Agreement as Exhibit “C”.  Any shares of Common Stock sold after the Effective Date of this Agreement to anyone other than the Purchaser or Breckenridge shall not be entitled to receive A-Preferred.

           B.           A-Preferred Rights.  The A-Preferred shall have the following rights:

(i)             Conversion. Each share of the A-Preferred shall be convertible into six (6) shares of Common Stock for a period of ten (10) years after the date of issuance.  The shares of the A-Preferred are not convertible by anyone until after eighteen (18) months after the date of receipt.

(ii)           Anti-Dilution Features.  The A-Preferred shall have anti-dilutive rights commencing as of the Effective Date.  For example, if there are 120,000,000 shares of the Company’s Common Stock issued and outstanding and 10,000,000 shares of the Series A Preferred Stock issued and outstanding which are convertible into 60,000,000 shares of Common Stock and there is a 1:4 reverse split of the Common Stock, decreasing the number of shares of the Company’s issued and outstanding Common Stock from 120,000,000 to 30,000,000 shares, the Series A Preferred Stock shall retain the right to convert to 60,000,000 shares of Common Stock so that after the conversion of the Series A Preferred Stock the Holders of the Series A Preferred Stock shall own two thirds (60,000,000 out of a total of 90,000,000) of the issued and outstanding shares of Common Stock notwithstanding the fact that, prior to the reverse split, the Holders of the Series A Preferred Stock would have owned one third (60,000,000 out of a total of 180,000,000) of the issued and outstanding shares.

(iii)           Liquidation Preferences.

(a) Upon any “Liquidating Transaction” (hereinafter defined), the holders of the A- Preferred shall be entitled, before payment to holders of any other securities of the Company, to an amount equal in value to one million ($1,000,000) dollars to be distributed on a pro rata basis, based upon the number of shares of Preferred Stock issued and outstanding. The holders of Series A Preferred Stock shall then participate with the holders of the Common Stock on an as converted to Common Stock basis in the distribution of all of the remaining proceeds available upon the completion of a Liquidation Transaction.

(b)  For purposes of this Agreement, a “Liquidating Transaction” of the Company shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Company, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation, or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

(iv)      No Interest There shall be no interest payable or accrued upon the A-Preferred.

(v)       Dividends  If the Company declares or pays dividends with respect to shares of Common Stock, then the Company simultaneously shall pay dividends to each stockholder of the A Preferred on as converted to Common Stock basis. Additionally, if there are any unpaid dividends at the time any stockholder of A Preferred exercises his, her or its right to convert to Common Stock, such unpaid dividends shall be payable in additional shares of Common Stock.

(vi)          Voting. Until converted, each share of the A-Preferred shall have a vote equal to six (6) shares of Common Stock.

4.           REGISTRATION RIGHTS.

A.           Registration Process

(i)             Mandatory Registration.  The Company shall promptly file a Registration Statement with the SEC (the “Registration Statement”). The Registration Statement shall register only the Registrable Securities, and no other securities of the Company. “Registrable Securities” shall mean any shares of Common Stock issued or issuable as Put Shares. The Purchaser and its counsel shall have a reasonable opportunity to review and comment upon the Registration Statement or any amendments to the Registration Statement and any related Prospectus prior to its filing with the SEC.  The Purchaser shall furnish all information reasonably requested by the Company for inclusion in the Registration Statement.  The Company shall use its best efforts to have the Registration Statement or amendments declared effective by the SEC at the earliest possible date.  The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and available for sales of all of the Registrable Securities at all times until the earlier of (a) twelve (12) months after the expiration of the Equity Line Period, or (b) the date upon which the Purchaser and their designees shall have sold all of the Registrable Securities. If required by SEC Rules and Regulations in order to keep the Registrable Securities registered until the earlier of (a) twelve (12) months after the expiration of the Equity Line Period, or (b) the date upon which the Purchaser and their designees shall have sold all of the Registrable Securities, the Company shall utilize its best efforts to prepare and file a new Registration Statement (the “New Registration Statement”).  The Registration Statement and any New Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) (collectively, the “Registration Documents”) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ii)            Rule 424 Prospectus.  The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, the Prospectus  and Prospectus  supplements (the “Prospectus”), if any, to be used in connection with sales pursuant to the Registration Statement.  The Purchaser and its counsel shall have a reasonable opportunity to review and comment upon the Prospectus prior to its filing with the SEC. The Purchaser shall use its reasonable best efforts to comment upon the Prospectus within five (5) Business Days after the date upon which the Purchaser receives the final version of the Prospectus. A “Business Day” shall mean each day excluding Saturdays, Sundays, New Year's Day, Martin Luther King Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day and any other weekday upon which banks are closed in the State of New York

B.           Additional Obligations of the Company.  The Company shall have the following obligations:

(i)           The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during the Registration Period comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities until such time as all of the Registrable Securities shall have been disposed of.

(ii)           The Company shall permit the Purchaser to review and comment upon the Registration Documents at least five (5) Business Days prior to their filing with the SEC, and file any document setting forth any changes which the Purchaser reasonably requests.  The Purchaser shall use its reasonable best efforts to comment upon the Registration Documents within five (5) Business Days after the date upon which the Purchaser receives the final version thereof.  The Company shall furnish to the Purchaser, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

(iii)           Upon request of the Purchaser, the Company shall furnish to the Purchaser, (a) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Documents, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (b) upon the effectiveness of the Registration Statement, a copy of the Prospectus included in the Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request), and (c) such other documents, including copies of any preliminary or final Prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Purchaser.

(iv)          The Company shall use its reasonable best efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Purchaser reasonably requests, (b) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify other than this Subparagraph “(iv)” of this Paragraph “B” of this Article “4” of this Agreement, (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Purchaser in writing pursuant to Paragraph “C” of Article “10” of this Agreement of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(v)           The Company shall promptly notify the Purchaser in writing pursuant to Paragraph “C” of Article “10” of this Agreement of the happening of any event or existence of such facts as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Purchaser (or such number of copies as the Purchaser may reasonably request).  The Company shall also promptly notify the Purchaser in writing pursuant to Paragraph “C” of Article “10” of this Agreement (a) when a Prospectus or any Prospectus  supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile and email on the same day of such effectiveness and by overnight mail), (b) of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus or related information, and (c) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(vi)          The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(vii)         The Company shall do whatever is required so that all Registrable Securities are quoted on a national securities exchange or public market including, but not limited to, OTC Bulletin Board, OTCQB or other OTC Markets. The Company shall pay all fees and expenses in connection with satisfying its obligation pursuant to this Subparagraph “(vii)” of this Paragraph “B” of this Article “4” of this Agreement.

(viii)        The Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend), or alternatively and preferably DWAC transfer, representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

(ix)           The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock which shall be approved by the Purchaser and identified in the Registration Statement.

(x)           If reasonably requested by the Purchaser, the Company shall (a) immediately incorporate in a Prospectus supplement or post-effective amendment such information as the Purchaser believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (b) make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus  supplement or post-effective amendment; and (c) supplement or make amendments to the Registration Statement.

(xi)   The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities

(xii)   Within one (1) Business Day after the Registration Statement is ordered effective by the SEC (the “Effective Date of the Registration Statement”), the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Purchaser) confirmation that the Registration Statement has been declared effective by the SEC.  Thereafter, if requested by the Purchaser at any time, the Company shall require its counsel to deliver to the Purchaser a written confirmation whether or not the effectiveness of the Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is current and available to the Purchaser for sale of all of the Registrable Securities.

(xiii)         The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchaser of the Registrable Securities pursuant to the Registration Statement.

(xiv)         Notwithstanding anything contained in this Agreement to the contrary, after each time the Company exercises the Equity Line pursuant to this Agreement, the Company shall cause its transfer agent to promptly deliver to the Purchaser shares of Common Stock without any restrictive legend.

C.  Obligations of the Purchaser.

(i)           The Company shall notify the Purchaser in writing, pursuant to Paragraph “C” of Article “10” of this Agreement of the information which the Company reasonably requires from the Purchaser in connection with the Registration Statement.  The Purchaser shall furnish to the Company such information with respect to itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(ii)           The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(iii)          The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts as set forth in Subparagraph “(iv)” of Paragraph “B” of this Article “4” of this Agreement or the first sentence of Subparagraph “(v)” of Paragraph “B” of this Article “4” of this Agreement, the Purchaser shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Subparagraph “(v)” of Paragraph “B” of this Article “4” of this Agreement or the first sentence of Subparagraph “(v)” of Paragraph “B” of this Article “4” of this Agreement.

(iv)           As promptly as practicable after becoming aware of such event or facts as described in Subparagraph “(iii)” of this Paragraph “C” of this Article “4” of this Agreement relating solely to the Purchaser, the Purchaser shall notify the Company in writing pursuant to Paragraph “C” of Article “10” of this Agreement of the happening of any event or existence of such facts as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

D.           Expenses of Registration.

All expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to this Article “4” of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

E.           Rule 144.

With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC which may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, at the Company’s sole expense, to:

(i)           Make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)           File with the SEC in a timely manner all reports and other documents required of the Company pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") as long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(iii)           Furnish to the Purchaser as long as the Purchaser owns Registrable Securities, promptly upon request, (a) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration; and

(iv)           Take such additional action as is requested by the Purchaser to enable the Purchaser to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by the Purchaser and otherwise fully cooperate with Purchaser and Purchaser’s broker to effect such sale of securities pursuant to Rule 144.

Notwithstanding anything in this Paragraph “E” of this Article “4” of this Agreement, to the contrary, the benefits of Rule 144 shall in no way limit the Company’s obligation with respect to maintaining the registration of the Registrable Securities pursuant to this Agreement.

5.           Stock and Other Restrictions.

(i)           As of the Effective Date of this Agreement, there shall be no outstanding debt to any stockholder of the Company, Director or Officer.

(ii)           There are one hundred ten million (110,000,000) shares of the Company’s Common Stock issued and outstanding as of the Effective Date which are owned by Management and the existing stockholders of the Company.

On the Effective Date of this Agreement, the Company shall not have any (a) subscriptions, options, warrants, rights or other agreements, outstanding to acquire from the Company shares of stock of the Company or any other equity security or security convertible into an equity security of the Company, (b) outstanding shares of Preferred Stock, or (c) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of the Company.  The Company shall not issue any new shares of Common Stock or securities convertible into Common Stock unless said issuance is at market value.  If any shares of Common Stock are issued for less than market value, there shall be a pro rata increase in the number of shares held by the Purchaser. In addition, with respect to any unexercised Put Shares, there shall be a pro rata adjustment if the shares are sold for less than the market value. For example, if the Company’s total number of shares of Common Stock issued and outstanding is 30,000,000 and has a market value of $.10 per share, and the Purchaser owns 750,000 shares of Common Stock, if the Company then issues an additional 30,000,000 shares of Common Stock at $.05 per share, the Purchaser shall receive an additional 750,000 shares of Common Stock. As another example, if the Company’s total number of shares of Common Stock issued and outstanding is 15,000,000 and has a market value of $.10 per share, and the Purchaser are entitled to purchase 5,000,000 Put Shares pursuant to this Agreement, if the Company then issues an additional 5,000,000 shares of Common Stock at $.05 per share, the number of Put Shares available pursuant to the Equity Line shall be increased to 10,000,000 shares with a purchase price of $.05 per share.

(iii)           No shares of Preferred Stock (other than the A Preferred) and no shares of Common Stock shall have more than one vote per share.

(iv)           No shares of Preferred Stock (other than the A Preferred) shall have any dividends accrue or be payable.

(v)   No shares of Preferred Stock (other than the A-Preferred) and no shares of Common Stock shall have Anti-Dilutive Rights.

(vi)   From the date of this Agreement and continuing for eighteen (18) months, the Company shall not;

(a)	Issue any equity security or any instrument of debt which may be convertible into an equity security;
(b)	Incur any additional debt, other than that acquired for normal trade credit;
(c)	Purchase any additional capital assets, other than in the ordinary course of business;
(d)	Repurchase or redeem any outstanding Common Stock;
(e)	Declare dividends or make any other distributions, which shall mean any transfer of cash or property to any shareholders without adequate consideration, excluding dividends.

(f)	Make changes to the Company’s By-Laws or Certificate of Incorporation, except as may be required pursuant to the terms and conditions of this Agreement; and
(g)	Make any material changes to the Company’s current business plan.

(vii)         The Company agrees to use all payments for the Put Shares exclusively for the business described in the Registration Statement.

6.           Board of Directors

The Purchaser shall have the right to appoint one (1) non-voting observer (the “Observer”) to the Board of Directors of the Company (the “Board”) and the audit committee of the Board (the “A.C.”), who shall receive the same notices, minutes, consents and any other materials provided to the Board or the A.C. at the same time. The Observer shall have full access to all information and materials provided to the Board and the A.C. at the same time as the Board and the A.C. receive such information and materials. The Observer shall have the right to attend and receive notice of all meetings of the Board and of the A.C. The Board shall consist of a minimum of five (5) members.

7.           Indemnification

(i)           Indemnification by the Company In order to induce the Purchaser to enter into this Agreement, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless, protect, save and defend the Purchaser, each Person, if any, who controls the Purchaser, the members, the directors, officers, partners, attorneys, employees, agents, affiliates and trustees, representatives of the Purchaser and each Person, if any, who controls the Purchaser within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement, damage or expenses, joint or several (collectively, "Claims"), incurred arising out of or due to a breach of the representations, warranties and covenants set forth in any documents delivered pursuant to this Agreement or incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, New Registration Statement, the Prospectus or any post-effective amendment, or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filings"), or the omission or alleged omission to state a material fact required to be stated in the Registration Documents or necessary to make the statements in the Registration Documents not misleading, (b) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, or (c) any material violation by the Company of this Agreement (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations").  The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

Notwithstanding anything to the contrary contained herein, the indemnification provisions contained in this Paragraph “A” of this Article “7” of this Agreement:

(a) Shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the Registration Documents, or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Subparagraph “(iii)” or “(v)” of Paragraph “B” of Article “4” of this Agreement;

(b) With respect to any superseded Prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded Prospectus was corrected in the revised Prospectus, as then amended or supplemented, if such revised Prospectus was timely made available by the Company pursuant to Subparagraph “(iii)” of “(v)” of Paragraph “B” of Article “4” of this Agreement and the Indemnified Person was promptly advised in writing not to use the incorrect Prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it;

(c) Shall not be available to the extent such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Subparagraph “(iii)” or “(v)” of Paragraph “B” of Article “4” of this Agreement; and

(d) Shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Article “4” of this Agreement.

(ii)           Indemnification by the Purchaser.  In order to induce the Company to enter into this Agreement, the Purchaser agrees to hold harmless and defend, to the same extent and in the same manner as is set forth in Subparagraph “(i)” of this Paragraph “A” of this Article “7” of this Agreement, the Company, each Person, if any, who controls the Company, the members, the directors, officers, partners, attorneys, employees, agents, affiliates and trustees, representatives of the Company and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Purchaser which shall be set forth in writing to the Company by the Purchaser expressly for use in connection with the Registration Statement; and, subject to Subparagraph “(iv)” of this Paragraph “A” of this Article “7” of this Agreement, the Purchaser shall reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Subparagraph “(ii)” of this Paragraph “A” of this Article “7” of this Agreement and the agreement with respect to contribution contained in Paragraph “B” of this Article “7” of this Agreement  shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the Purchaser shall be liable under this Subparagraph “(i)” of this Paragraph “A” of this Article “7” of this Agreement for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Purchaser as a result of the sale of Registrable Securities pursuant to such registration statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Article “7” of this Agreement.

(iii)           Promptly after receipt by an Indemnified Person or Indemnified Party under this Paragraph “A” of this Article “7” of this Agreement of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Paragraph “A” of this Article “7” of this Agreement, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Paragraph “A” of this Article “7” of this Agreement, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iv)           The indemnification required by this Paragraph “A” of this Article “7” of this Agreement shall be made by periodic payments of the amount due and payable during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(v)           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

B.           Contribution.   To the extent that any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Paragraphs “A” of this Article “7” of this Agreement to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.           CONFIDENTIALITY COVENANTS.

A.           Agreements of the Purchaser. The Purchaser covenants as follows:

(i)           The Purchaser shall hold in confidence all Confidential Information (as defined in Paragraph “B” of this Article “8” of this Agreement) and shall not disclose Confidential Information to any person except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.

(ii)           None of the obligations and restrictions described in this Article “8” of this Agreement shall apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Purchaser; (iii) is disclosed as reasonably required in a proceeding to enforce the Purchaser’s rights under this Agreement; or (iv) is disclosed as required by court order or applicable law.

          (iii)                The Purchaser shall not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Purchaser’s duties) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Purchaser recognizes that, as between the Company and the Purchaser, all of the Proprietary Items, whether or not developed by the Purchaser, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Equity Line Period, the Purchaser shall return to the Company all of the Proprietary Items in the Purchaser’s possession or subject to the Purchaser’s control, and the Purchaser shall not retain any copies, sketches, or other physical embodiment of any of the Proprietary Items.

B.           Definitions. For the purposes of this Article “8” of this Agreement, "Confidential Information" shall mean any and all:

(i)           trade secrets concerning the business and affairs of the Company, product specifications, data, knowhow, designs, sketches, photographs, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans;

(ii)           information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

(iii)           notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

9.   Representations and Warranties.   The Company warrants and covenants the following:

A.           Corporate Status. The Company is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

B.           Authority of the Company.  The Company has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by the Company of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of the Company, and  this Agreement is valid and binding upon the Company and enforceable against the Company in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of the Company approving the Company’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “D”.

C.           Compliance with the Law and Other Instruments.  The Company is and has been in material compliance in all material respects with any and all legal requirements applicable to the Company, including, but not limited to, all applicable federal and state “blue-sky” securities laws.  The Company (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that the Company is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to the Company, and no condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to the Company.  Without limiting the generality of the foregoing, the Company has not received notice of any claim, action, suit, investigation or proceeding which might result in a finding that the Company is not or has not been in compliance with legal requirements relating to (i) employment, safety and health, and/or (ii) environmental protection, building, zoning and land use.

D.           Absence of Conflicts. The execution and delivery of this Agreement, the right to sell shares of the Company’s Common Stock and the consummation by the Company of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party to or by which any of its assets are bound, (iii) do not and shall not cause the Company to violate or contravene any provision of law or any governmental rule or regulation, and (iv) shall not and shall not result in the imposition of any lien, or encumbrance upon, any property of the Company.  The Company has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

10.           Miscellaneous:

A.           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.            Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

if to the Company:	Advantage Disposal Solutions, Inc.
42583 North Coyote Road
Queen Creek, Arizona 85140
Attn: Griffin Scarlett
Facsimile No.: 480-983-7204
E-Mail: scarlett795@yahoo.com

with a copy to:	________________________________
________________________________
Attn: ___________________________
E-Mail: _________________________

if to Purchaser:	Highland Global Partners, Inc.,
445 Central Avenue, Suite 366, Cedarhurst,
New York 11516
Attention: Robert Rubin
Facsimile No.: (516) 620-0605
E-Mail: barrypom@yahoo.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “10” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)           If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

D.             Governing Law & Jurisdiction.  In view of the fact that: (i) the Purchaser was formed pursuant to the laws of the State of New York; (iii) the Company was formed pursuant to the laws of the State of Delaware; (iv) the principal place of business of the Purchaser is located in the State of New York; (vi) the principal office of the Company is presently located in Arizona; (vi) the Purchaser does business throughout the United States; and (viii) the Company contemplates doing business in North Dakota and other states, in order to avoid the question of which state law shall be applicable, the parties agree that:

(i)           This Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.

(ii)           The parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York.

 (iii)         The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York, New York.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.

(iv)           In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the County of New York, State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, to the addresses which are set forth in Paragraph “C” of this Article “10” of this Agreement or in each case to such other addresses as shall have last been furnished by the like notice. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(v)           The parties agree that the prevailing party in any arbitration as determined by the arbitrator shall be entitled to such costs and attorney’s fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrator's determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing signed by the other party by fifteen (15%) percent or more.  For example, if the party initiating arbitration (“A”) seeks an award of $10,000 plus costs and expenses, the other party (“B”) has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitrator awards any amount less than $5,750 to A, the arbitrator should determine that B has “prevailed.”

(vi)           The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (a) damages inconsistent with any applicable agreement between the parties or (b) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

(vii)           Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery.

(viii)        All aspects of the arbitration shall be treated as confidential.  The parties and the arbitrator may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E.           Entire Agreement.   This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Agreement or any of the documents or instruments required to be executed pursuant to this Agreement, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.  Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, no party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

F.           Equitable Relief. The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Agreement and that the Purchaser shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

G.           No Assignment. The parties hereby agree that the obligations under this Agreement shall not be transferred or assigned to any third parties without the prior written consent of each party to this Agreement.

H.           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I.            Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

J.           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

K.           Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

L            Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

M.          Binding upon Execution and Delivery. No party to this Agreement shall be bound hereby until fully executed counterparts to this Agreement have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

N           Construction.  Each of the parties hereto further agrees that this Agreement shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Agreement.

O.          Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by the Company and the Purchaser.
.

IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.

ADVANTAGE DISPOSAL SOLUTIONS, INC.
By:  /s/ Griffin Scarlett
       Griffin Scarlett, President
HIGHLAND GLOBAL PARTNERS, INC.

By:  /s/ Robert Rubin
       Robert Rubin, President

 Exhibit  A
ADVANTAGE DISPOSAL SOULTIONS, INC.
PUT NOTICE

Advantage Disposal Solutions, Inc. (the “Company”) hereby irrevocably elects to sell ____________ (__) shares of  the Company’s Common Stock (the "Put Shares") pursuant to the terms and conditions of the Equity Line Agreement dated as of the 2nd day of July, 2012 (the “Agreement”) between the Company and Highland Global Partners, Inc. (the “Purchaser”), as of the date written below.

The Company shall electronically transmit the Common Stock issuable pursuant to this Put Notice to the account of the Purchaser or its nominee with DTC, if eligible, through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the Purchaser upon such sales of shares shall be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the transaction entered into pursuant to the Agreement.

Date of Notice: ______________________

Price per share: $0.025

Number of Shares to be sold: _____________________

Purchase Price for Put: _________________

ADVANTAGE DISPOSAL SOLUTIONS, INC.

By: _______________________________
     Griffin Scarlett, President

MINTZ & FRAADE, P.C.
COUNSELORS AT LAW
488 MADISON AVENUE
NEW YORK, NEW YORK 10022

TELEPHONE	OF COUNSEL
(212) 486-2500	JAY D. FISCHER
____	EDWARD C. KRAMER
TELECOPIER	KEVIN J. MCGRAW
(212) 486-0701	ARTHUR L. PORTER, JR
JON M. PROBSTEIN
SEYMOUR REITKNECHT
I. FREDERICK SHOTKIN

July 2, 2012

Advantage Disposal Solutions, Inc.
42583 North Coyote Road
Queen Creek, Arizona 85140

Highland Global Partners, Inc.
445 Central Avenue, Suite 336
Cedarhurst, New York, 11516

Dear Sirs and Madams:

Mintz & Fraade, P.C., (hereinafter referred to as the “Escrow Agent”) agrees to act as escrow agent pursuant to the following terms of this Escrow Agreement:

1.           Highland Global Partners, Inc. (the “Purchaser”) and Advantage Disposal Solutions, Inc. (the “Company”), have entered into a Equity Line Agreement dated July 2, 2012 (the “Agreement”), pursuant to which the Company shall have the right to cause the Purchaser to Purchase (the “Equity Line”) part or all of seventy five million (75,000,000) shares of the Company’s Common Stock (the “Put Shares”) for a period of nine (9) months after the Registration Statement (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (“SEC”) (the “Equity Line Period”).

2.           Pursuant to the Agreement and based upon the number of Put Shares purchased by the Purchaser which is a maximum of seventy five million (75,000,000) shares of Common Stock, the Company shall issue to the Purchaser nine million (9,000,000) shares of Series-A Convertible Anti-Dilutive Preferred Shares (the “A-Preferred Stock”). The Company shall issue the A-Preferred Stock within the period commencing seven (7) months after the effective date of the Registration Statement, and terminating ten (10) months after the effective date of the Registration Statement. The number of shares of A-Preferred Stock which shall be distributed to the Purchaser shall be determined by multiplying the total number of A-Preferred Stock issuable to the Purchaser (9,000,000) by a fraction, the numerator of which is the number of Put Shares which the Purchaser has paid for pursuant to this Article “2” as of the date of the issuance of the A-Preferred Stock, and the denominator of which is the total number of Put Shares (75,000,000). For example, if the Purchaser has paid for seven million five hundred thousand (7,500,000) Put Shares, then the Purchaser would be entitled to fnine hundred thousand (900,000) shares of Series A-Preferred Stock, which is equal to the amount of A-Preferred Stock, (9,000,000) multiplied by a fraction, the numerator of which is the number of Put Shares paid for (75,050,000) divided by 75,000,000, the number of total Put Shares (9,000,000 multiplied by 10% (7,500,000 Put Shares/75,000,000 Put Shares)). With respect to the Put Shares which have not been paid for, which the Purchaser is entitled to if it pays for all of the Put Shares, the A-Preferred Stock which is issuable to the Purchaser shall be issued in the Purchaser’s name and deposited in escrow pursuant to the terms and conditions of this Escrow Agreement (the “Escrow Shares”). Upon the Purchaser’s payment for the Put Shares, the Purchaser shall be entitled to receive its pro rata number of shares of A-Preferred Stock.

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3.           No one shall have any voting rights with respect to the Escrow Shares.

4.           Any distributions which may be declared upon, or with respect to, the Escrow Shares, including, but not limited to, stock dividends, cash dividends, stock splits, or any distribution of assets (collectively, the “Distribution”), shall be distributed to the Escrow Agent to be held in escrow pursuant to the terms of this Escrow Agreement. If the Escrow Agent pays for any Put Shares with monies received from the Purchaser, and the Escrow Agent thereby distributes any Escrow Shares to the Purchaser, in accordance with Paragraph “A” of Article “5” of this Escrow Agreement, the Escrow Agent shall release all or a portion of the Distribution to the Purchaser determined by multiplying the Distribution by a fraction, the numerator of which is the number of Escrow Shares which have been distributed to the Purchaser by the Escrow Agent in accordance with Paragraph “A” of Article “5” of this Escrow Agreement, and the denominator of which is the total number of Escrow Shares held by the Escrow Agent immediately prior to such distribution of the Put Shares. For example, if the Escrow Agent has paid for one hundred thousand (100,000) Put Shares with monies received from the Purchaser and the Escrow Agent is holding five hundred thousand (500,000) Put Shares, and if the Company had paid a Distribution of one hundred thousand ($100,000) dollars to the Escrow Agent, then the Pro Rata Distribution which the Purchaser shall be entitled to receive from the Escrow Agent shall be twenty thousand ($20,000) dollars, which is equal to the amount of the Distribution ($100,000) multiplied by a fraction, the numerator of which shall be the number of Put Shares paid for (100,000) divided by the number of total Put Shares which it was holding immediately prior to the subject Distribution (100,000 multiplied by 20% (100,000 Put Shares divided by 500,000 Put Shares)). If the Company does not fully exercise its right to cause the Purchaser to purchase the Put Shares on or prior to the end of the Equity Line Period, any Distribution which has been received by the Escrow Agent and which has not been distributed to the Purchaser shall be returned to the Company unless the Purchaser objects in writing pursuant to Paragraph “C” of Article “16” of this Escrow Agreement, within fifteen (15) business days after receiving written notice from the Escrow Agent, pursuant to Paragraph “C” of Article “16” of this Escrow Agreement.

5.           The Escrow Agent hereby agrees and acknowledges that it shall hold the Escrow Shares and any Distribution received pursuant to Article “2” of this Escrow Agreement, in escrow in accordance with the following terms and conditions:

A.           If the Company exercises its right to cause the Purchaser to purchase any Put Shares pursuant to the Agreement and the Purchaser pays for such Put Shares, such payment shall be made to the Escrow Agent; provided, however that for the purposes of this Escrow Agreement, a payment by issuance of a promissory note shall not be deemed to be a payment until such promissory note is paid in full. After receiving a payment from the Purchaser, the Escrow Agent shall make such payment to the Company. Upon sending payment to the Company, the Escrow Agent shall deliver to the Purchaser the number of Escrow Shares paid for by the Escrow Agent with monies received from the Purchaser together with the portion of the Distribution as determined by Article “3” of this Escrow Agreement.

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B.           If the Company notifies the Escrow Agent either (i) that payment was not made on or prior to the due date of any promissory note issued by the Purchaser as payment for the Put Shares, or (ii) that the time to exercise the Equity Line has expired, the Escrow Agent shall deliver the Escrow Shares and any Distribution which has not previously been distributed to the Purchaser during the Equity Line Period to the Company unless the Purchaser objects in writing pursuant to Paragraph “C” of Article “16” of this Escrow Agreement, within fifteen (15) business days after receiving written notice from the Escrow Agent of the Escrow Agent’s intention to deliver the Put Shares to the Company, pursuant to Paragraph “C” of Article “16” of this Escrow Agreement.

C.           Notwithstanding the foregoing provisions of this Article “5” of this Escrow Agreement, the Escrow Agent shall deliver the Escrow Shares to such party or parties specified in a written notice received from both the Purchaser and the Company, which is in such form which is satisfactory to the Escrow Agent, instructing the Escrow Agent to deliver the Escrow Shares to such specified party or parties.

D.           The Escrow Agent’s obligation to act as Escrow Agent pursuant to this Escrow Agreement shall terminate at such time as (i) the Escrow Agent has delivered all of the Escrow Shares pursuant to this Article “5” of this Escrow Agreement, or (ii) the Escrow Agent shall have deposited the Escrow Shares with a court of competent jurisdiction pursuant to either Article “11” of this Escrow Agreement or the last sentence of Article “13” of this Escrow Agreement.

6.           A.           The Escrow Agent is hereby released and exculpated from all liability, costs, and expenses whatsoever which arise out of or in connection with the Escrow Agent's activities as escrow agent hereunder.  The Escrow Agent shall not be liable for negligence or gross negligence.  The Escrow Agent shall be liable only to the extent of any loss or damage which is caused by its willful misconduct.

B.           The Escrow Agent shall not be obligated to verify (i) the authenticity of any documents submitted to it as originals; (ii) the genuineness of the signatures on any documents submitted to it; (iii) the legal capacity of any persons who executed any document submitted to it; (iv) the due authorization and valid execution of any agreement submitted to it by all parties thereto; (v) that any agreement submitted to it constitutes a valid and legally binding agreement and obligation of the parties; and (vi) the conformity to the originals of any documents submitted to it (a) as photostatic copies or (b) via facsimile.

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7.           The Escrow Agent may act or refrain from acting with respect to any matter which is referred to herein in reliance upon either: (A) the advice of any counsel who may be selected by the Escrow Agent from time to time, including, but not limited to, the Escrow Agent if it is acting as its own counsel or (B) a good faith determination by the Escrow Agent.  The Escrow Agent is hereby released and exculpated from all liability or claimed liability by the parties or any other person which may arise or be alleged to have arisen, out of or as a result of, in connection with acting as Escrow Agent or in refraining from acting upon either: (A) the advice of any counsel, including, but not limited to, the Escrow Agent if it is acting as its own counsel; or (B) a good faith determination by the Escrow Agent.

8.           The Escrow Agent may rely and is hereby released and exculpated from all liability, including, but not limited to losses, costs, and expenses whatsoever which arises out of or in connection with its actions based upon any paper or other document which may be submitted to the Escrow Agent in connection with its duties hereunder which is believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties and the Escrow Agent shall have no liability or responsibility with respect to the form, execution or validity thereof.

9.           The Escrow Agent may institute or defend any action or legal process which involves any matter which is referred to herein which in any manner affects the Escrow Agent or its duties or liabilities hereunder, but the Escrow Agent shall not be required to institute or defend such action or process unless or until requested to do so, and then only upon receiving full indemnity, against any and all claims, liabilities, judgments, reasonable attorneys fees including the fair value for legal fees rendered by it if the Escrow Agent acts as its own counsel and other expenses of every kind in relation thereto.  Such indemnification shall be in a form and amount satisfactory to the Escrow Agent, in its sole and absolute discretion, and from such parties determined by the Escrow Agent in its sole and absolute discretion.

10.           The parties agree to and shall indemnify and save the Escrow Agent harmless from and against any losses, claims, liabilities, judgments, reasonable attorneys' fees and other reasonable expenses of every kind and nature which may be suffered, sustained or incurred by the Escrow Agent pursuant to or related to this Escrow Agreement except for the Escrow Agent’s willful misconduct.  In addition, the Escrow Agent shall be entitled to the fair value of the legal services incurred to engage outside counsel, or all legal fees and expenses incurred by it if it determines, in its sole and absolute discretion, to act as its own counsel, with respect to any matter related to this Escrow Agreement.

11.           The Escrow Agent may at any time, in its sole and absolute discretion, deposit the Escrow Shares with a court of competent jurisdiction in New York County, New York State pursuant to an action of interpleader, and upon such deposit the Escrow Agent shall be released from any further liability or obligation as the Escrow Agent.

12.           In the event of any dispute which is referred to herein, the Escrow Agent shall be entitled to consult with counsel, including itself, and commence or defend any legal proceeding if the Escrow Agent, in its good faith determination, determines to do so, and shall be reimbursed by both parties for all legal fees and expenses in connection with such consultation and legal proceeding and shall be further entitled to the fair value of the legal fees incurred by it if the Escrow Agent decides to act as its own counsel, and expenses in connection with such consultation and legal proceeding and shall be further entitled to receive from the Company all reasonable expenses which are incurred by the Escrow Agent related to this Escrow Agreement.

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13.           The Escrow Agent may resign at any time from its duties as Escrow Agent by giving the parties at least seven (7) business days prior written notice (“Resignation Notice”) pursuant to Paragraph “C” of Article “16” of this Escrow Agreement.  The Escrow Agent shall upon the (A) acceptance of the new escrow agent by the parties and (ii) presentation of an executed agreement appointing said new escrow agent, turn over to said escrow agent the Escrow Shares.  If no such escrow agent is appointed within twenty (20) days after the giving of Resignation Notice, the Escrow Agent may deposit the Escrow Shares with a court of competent jurisdiction in New York County, New York State.

14.           Nothing which is contained herein or in any instruments executed simultaneously herewith, shall prevent the Escrow Agent from representing as counsel anyone including, but not limited to, the parties and/or their officers, directors, share agents or affiliated parties in any matter whatsoever, including but not limited to any action or proceeding which relates to this Escrow Agreement, or any instruments which are executed simultaneously herewith.

15.           The persons executing this Escrow Agreement hereby represent that each is duly authorized to enter into this Escrow Agreement in the capacity specified, and upon request, will provide documentation to the Escrow Agent and the other party which supports his or her authority to enter into this Escrow Agreement.

16.           Miscellaneous.

A.           Headings.  Headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

B. Enforceability.  If any provision which is contained in this Escrow Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Escrow Agreement and this Escrow Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid or (ii) overnight delivery with confirmation of delivery or (iii) facsimile, with a copy by first class mail, postage prepaid, as follows:

If to the Purchaser:	Highland Global Partner, Inc.
445 Central Avenue, Suite 366
Cedarhurst, NY 11516
Attn: Robert Rubin, President
Facsimile No.: (516) 620 – 0605
E-Mail: bpom@yahoo.com

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If to the Company:	Advantage Disposal Solutions, Inc.
42583 North Coyote Road
Queen Creek, Arizona 85140
Attn: Griffin Scarlett, President
Facsimile No.: 480-983-7204
E-Mail: scarlett795@yahoo.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, New York 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486 – 0701
E-Mail: fmm@mintzfraade.com

If to the Escrow Agent:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail: fmm@mintzfraade.com

with copy to:	Alan P. Fraade, Esq.
18 Nob Court
New Rochelle, New York 10804
Facsimile No.: (212) 486-0701
E-Mail: afraade@yahoo.com

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “16” of this Escrow Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be.  Any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D.           Governing Law; Disputes. In view of the fact that: (i) the Purchaser was formed pursuant to the laws of the State of New York; (ii) the Company was formed pursuant to the laws of the State of Delaware ; (iii) the principal place of business of the Purchaser is located in the State of New York; (iv) the principal place of business of the Company is located in the State of Arizona; (v) the Purchaser does business throughout the United States; (vi) the Company contemplates doing business in North Dakota and other states; (vii) the principal place of business of the Escrow Agent is located in the State of New York;  and (viii) all services pursuant to this Escrow Agreement will be performed in the State of New York, in order to avoid the question of which state law shall be applicable, the Parties agree that:

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This Escrow Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Escrow Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.

The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York, County of New York, as properly having venue in any action or proceeding in relation to this Escrow Agreement. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, County of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby knowingly, voluntarily and intentionally waive (to the extent permitted by applicable law) any right he, she or it may have to a trial by jury of any dispute arising under or relating to this Escrow Agreement and agree that any such dispute shall, at the option of any party, be tried before a judge sitting without a jury.

E.           Construction.  Each of the parties to this Escrow Agreement agrees that this Escrow Agreement shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Escrow Agreement.

F.           Entire Agreement.  This Escrow Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

G.           Further Assurances.  The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Escrow Agreement and the intents and purposes hereof.

H.           Binding Agreement.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

I.           Non-Waiver.  Except as otherwise expressly provided in this Escrow Agreement, no waiver of any covenant, condition, or provision of this Escrow Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Escrow Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Escrow Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

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J.           Modifications.  This Escrow Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the parties to this Escrow Agreement.

K.           Exhibits.  All Exhibits annexed or attached to this Escrow Agreement are incorporated into this Escrow Agreement by reference thereto and constitute an integral part of this Escrow Agreement.

L.           Severability.  The provisions of this Escrow Agreement shall be deemed separable.  Therefore, if any part of this Escrow Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Escrow Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Escrow Agreement to any party, that party may cancel, and terminate the Escrow Agreement by giving written notice to the other party.

Please sign this Escrow Agreement where indicated below to acknowledge your agreement with the foregoing.

Very truly yours,

Mintz & Fraade, P.C.

By: /s/ Frederick M. Mintz
       Frederick M. Mintz

Acknowledged and Agreed to:

Highland Global Partners, Inc.                                           Advantage Disposal Solutions, Inc

By: /s/ Robert Rubin                                                           By: /s/ Griffin Scarlett
       Robert Rubin, President                                                   Griffin Scarlett, President

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CERTIFICATE OF DESIGNATION

OF

SERIES A ANTI-DILUTIVE PREFERRED STOCK

OF

ADVANTAGE DISPOSAL SOLUTIONS, INC.

(Pursuant to Sections 102 and 151 of the General Corporation Law of the State of Delaware)

The undersigned, President of Advantage Disposal Solutions, Inc., a Delaware corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board”):

RESOLVED, that pursuant to the authority of  the Board, from the thirty five million (35,000,000) shares of Preferred Stock authorized by Article Fourth of the Certificate of Incorporation filed on the 21st day of June 2012 there is hereby created a series of Preferred Stock of the Company consisting of twenty million (20,000,000) shares of Series A Anti-Dilutive Preferred Stock.  The series shall have the following powers, designations, preferences and relative participation, optional or other rights, and the following qualifications, limitations and restrictions:

1.             Designation, Amount and Par Value.

The series of Preferred Stock of the Company consisting of twenty million (20,000,000) shares par value $0.001 created pursuant to this Certificate of Designation (the “Certificate of Designation”) shall be designated the “Series A Anti-Dilutive Preferred Stock” (the “Series A Preferred Stock”).  Any and all shares of the Series A Preferred Stock issued by the Company shall be deemed fully paid and the holders of record (the “Holders”) of the outstanding shares of the Series A Preferred Stock shall not be liable for any call or assessment thereon.  Any and all shares of the Series A Preferred Stock issued by the Company shall appear on the share records of the Company in the name of the Holders of the Series A Preferred Stock.

2.             Dividends and Distributions

A.              If the Company declares, pays or sets apart for payment any dividend or makes any Distribution (as defined in Paragraph “B” of this Article “2” of this Certificate of Designation) with respect to any shares of Common Stock, then simultaneously with the payment of such dividend or Distribution the Company shall pay a dividend or Distribution, as the case may be, to each stockholder of Series A Preferred Stock, which shall be equal to the amount of the dividend or distribution paid to the Common Stock stockholders for each one (1) share of Common Stock owned multiplied by six (6), which is the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible into. For example, if the Company pays a cash dividend of $0.50 per share of Common Stock, then the Company shall simultaneously pay a cash dividend of $3.00 to the owners of each share of Series A Preferred Stock which is arrived at by multiplying $0.50 by the number of shares of Common Stock, i.e., six (6) which is the number of shares of Common Stock into which each share of Preferred Stock is convertible.

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B.           For purposes of this Certificate of Designation, “Distribution” shall mean any transfer of cash or other property to the Common Stock shareholders without adequate consideration, excluding dividends.

3.             Certain Taxes

The Company shall pay all taxes and other charges, if any, payable upon any issuance of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to Article “5” of this Certificate of Designation.

4.             Rights upon Liquidation, Dissolution or Winding Up.

A.            Upon a Liquidation Event, as defined in Paragraph “B” of this Article “4”, the Holders of Series A Preferred Stock shall be entitled, before payment to holders of Common Stock or any other series of Preferred Stock of the Company, to an amount equal in value to one million ($1,000,000) dollars distributed on a pro rata basis, based upon the number of shares of Series A Preferred Stock owned.  The Holders of Series A Preferred Stock shall then participate with the holders of the Common Stock on an as converted to Common Stock basis in the distribution of all the remaining proceeds available upon the completion of a Liquidation Event.

B.           For purposes of this Agreement, a “Liquidation Event” of the Company shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Company, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Company or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

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5.             Conversion.

A.              At any time for the period of five (5) years after the date of receipt of the Series A Preferred Stock, the Holders of Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into six (6) shares of Common Stock.

B.              Upon any conversion set forth in this Article “5” of this Certificate of Designation, any accrued but unpaid dividends on the Series A Preferred Stock at the time the Holders exercise their right to convert, shall be payable in additional shares of Common Stock and shall be reflected in the calculation of the number of shares of Common Stock issuable. The additional shares of Common Stock payable in lieu of the unpaid dividends shall be calculated by dividing the total amount of accrued unpaid dividends by the average market trading value of the Common Stock at closing on each of the preceding twenty (20) trading days prior to the Notice of Conversion (as defined in Paragraph “C” of this Article “5”). For example, assume the value of accrued unpaid dividends at the time the Holders exercise their right to convert is $100, and the average market price for the Common Stock is $2.50. The additional shares of Common Stock which are payable in lieu of the accrued unpaid dividends shall be forty (40) shares.

C.              As a condition to conversion by any Holder of Series A Preferred Stock, he, she or it shall surrender the certificate or certificates representing the Series A Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Company or its transfer agent or deliver an affidavit in favor of the Company stating that such certificates have been lost, stolen or destroyed and containing an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and shall give written notice in the form which is attached to this Certificate of Designation as Exhibit “A” (the “Notice of Conversion”) by mail, postage prepaid, to the Company at its primary office. The Notice of Conversion shall state therein the number of shares of Series A Preferred Stock being converted and the name or names in which the certificate or certificates for Common Stock are to be issued; provided, however, that, if the Holder of the Series A Preferred Stock surrendered for conversion requests the Company to issue a certificate for Common Stock to or for the benefit of any person, other than such holder, the Company shall only be required to issue a certificate to or for the benefit of such other person if the Holder of the Series A Preferred Stock provides the Company with a written legal opinion satisfactory in form and substance to the Company to the effect that any sale or transfer of securities thereby may be effected without registration under the Securities Act or any applicable state securities or blue sky laws.  The Notice of Conversion shall also state the date the conversion shall be effective (the “Conversion Date”), provided that such date is on or after the date of (i) the delivery of the Notice of Conversion and (ii) the surrender of the certificate or certificates representing the Series A Preferred Stock to be converted.  If a Conversion Date is not specified in the Notice of Conversion or the stated conversion date is before the (i) date of delivery of the Notice of Conversion and (ii) surrender of the certificate or certificates representing the Series A Preferred Stock to be converted, the Conversion Date shall be deemed to be the date upon which the Notice of Conversion and certificate or certificates are deemed delivered (as defined in Paragraph “C” of Article “10” of this Certificate of Designation).

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D.              If the number of shares of Series A Preferred Stock represented by the Preferred Stock certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall, as soon as practicable, issue and deliver to the Holder a new certificate representing the number of shares of Series A Preferred Stock not converted.

If any conversion with respect to the Series A Preferred Stock would otherwise result in a fractional share, such fractional share shall be rounded up to the nearest whole share if equal to or greater than one half (.5) share.  Such fractional share shall be rounded down to the nearest whole share if less than one half (.5) share.

6.             Performance of this Certificate of Designation

The Company shall not seek to avoid the observance or performance of any of the terms to be observed or performed by the Company pursuant to this Certificate of Designation, in any way, including but not limited to, by amendment of its Articles of Incorporation, by amendment of this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action. The Company will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders of the Series A Preferred Stock against impairment, including but not limited to, the Conversion Rights of the Holders of the Series A Preferred Stock.

7.             Assignment and Transfer

A Holder may transfer, directly or indirectly (including without limitation the transfer of control of the person holding such shares) some or all of the Series A Preferred Stock and the accompanying rights hereunder pursuant to this Certificate of Designation held by such Holder without the consent of the Company; provided, however that such assignment shall be in compliance with applicable securities laws.

8.             Voting Rights.

A holder of Series A Preferred Stock shall have the right to such number of votes on all matters upon which stockholders of the Company shall vote equal to the ratio of six (6) votes for each one share of Series A Preferred Stock at the time the vote is taken.

9.             Anti-Dilution Protection

A.           To ensure that the value of the Holders conversion rights are not impaired by action of the Company, the Holder of the Series A Preferred Stock shall have the protection of the provisions in this Article “9” of this Certificate of Designation designed to make appropriate adjustments to the conversion rights in the specified circumstances referred to in this Article “9” of this Certificate of Designation.

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B.                 If the number of outstanding shares of Common Stock shall be changed as the result of any stock dividend, stock split, recapitalization or similar change in the capital structure of the Company without the receipt of consideration, the number and class of shares of Common Stock issuable upon conversion pursuant to this Certificate of Designation shall be adjusted as to reflect such change.

C.                Shares of Series A Preferred Stock shall not be diluted upon the occurence of any event, including, but not limited to:

(i) a merger, reorganization or consolidation of the Company with or into another entity or entities, whether or not the Company is the surviving entity;

(ii) the issuance of any previously authorized or newly authorized shares of the capital stock of the Company;

(iii) a recapitalization of the outstanding shares of the capital stock of the Company, which has the effect of changing the percentage of shares of capital stock which are owned by Holders of shares of the Series A Preferred Stock in relation to the total number of outstanding shares of the capital stock of the Company;

(iv) the payment of any stock dividend or stock split;

(v) the distribution to all Holders of securities of evidences of indebtedness of the Company or of assets (excluding cash dividends paid from retained earnings); and

(vi) the issuance after the date of any stock options, warrants or other rights to acquire shares of the capital stock of the Company.

D.              In addition to any other rights of the Holders of the Series A Preferred Stock set forth in this Certificate of Designation, any reverse stock split shall not reduce the number of shares which the Series A Preferred Stock is convertible into regardless of the extent of the reverse stock split. For example, if there are 120,000,000 shares of the Company’s Common Stock issued and outstanding and 10,000,000 shares of the Series A Preferred Stock issued and outstanding which are convertible into 60,000,000 shares of Common Stock and there is a 1:4 reverse split of the Common Stock, decreasing the number of shares of the Company’s issued and outstanding Common Stock from 120,000,000 to 30,000,000 shares, the Series A Preferred Stock shall retain the right to convert to 60,000,000 shares of Common Stock so that after the conversion of the Series A Preferred Stock the Holders of the Series A Preferred Stock will own two thirds (60,000,000 out of a total of 90,000,000) of the issued and outstanding shares of Common Stock in spite of the fact that, prior to the reverse split, the Holders of the Series A Preferred Stock would have owned one third (60,000,000 out of a total of 180,000,000) of the issued and outstanding shares.

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E.                Upon the occurrence of any of the events which are described in Paragraph “C” of this Article “9” of this Certificate of Designation or any other event which might result in a reduction in the number of shares issuable upon conversion of capital stock of the Company which is then owned  (any of such events is hereinafter referred to as a "Dilution Event"), then, in any such event, the Company shall immediately take whatever measures are necessary to insure that the number of shares issuable upon conversion of shares of Series A Preferred Stock shall not be affected and that such number of shares issuable upon conversion of shares of Series A Preferred Stock is not reduced below the number of shares issuable upon conversion which the Holders would own had no Dilution Event occurred.  Any adjustment which is required by this Article “9” of this Certificate of Designation shall be deemed effective retroactive to the date of the Dilution Event.  These adjustments shall be made successively if more than one Dilution Event occurs. The provisions of this Article “9” of this Certificate of Designation shall be applicable to any Dilution Event which occurs commencing upon the filing date of this Certificate of Designation.

10.         Miscellaneous.

A.           Headings. The headings contained in this Certificate of Designation are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate of Designation.

B.           Enforceability.  If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained in this Certificate of Designation.

C.           Notices.  Any notice or other communication required or permitted pursuant to this Certificate of Designation must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Company:	Advantage Disposal Solutions, Inc.
42583 North Coyote Road
Queen Creek, Arizona 85140
Attn: Griffin Scarlett, President
Facsimile No.: 480-983-7204
E-Mail: scarlett795@yahoo.com

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with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “10” of this Certificate of Designation are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)           If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

D.           Governing Law; Disputes  In view of the fact that: (i) the Company was formed pursuant to the laws of the State of Delaware; (ii) it is contemplated that the Holders of the Series A Anti-Dilutive Preferred Stock could be any persons or corporations located or formed in any State, including Delaware; (iii) the principal office of the Company is presently located in Arizona; and (viii) the Company contemplates doing business in North Dakota and other states, in order to avoid the question of which state law shall be applicable, the Company and the Holders of the Series A Anti-Dilutive Preferred Stock agree that:

This Certificate of Designation shall in all respects be construed and interpreted pursuant to the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws.

Except as specifically provided for in the immediately preceding paragraph, this Certificate of Designation shall be deemed to be entered into in the State of New York, made pursuant to the laws of the State of New York and enforced by the courts of the State of New York. The Holders of the Series A Anti-Dilutive Preferred Stock and the Company hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Holders of the Series A Anti-Dilutive Preferred Stock and the Company hereby waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “10” of this Certificate of Designation.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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E.           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the Company; and (i) the failure of the Company to insist in any one or more instances upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by the Company of one breach shall be construed as a waiver of any other or subsequent breach

F.           Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

G.           Modifications.  This Certificate of Designation may not be changed, modified, extended, terminated or discharged orally, except if changed by a duly authorized action.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed in its name and on its behalf this 2nd day of July 2012.

Advantage Disposal Solutions, Inc.

By: /s/ Griffin Scarlett
                   Mr. Griffin Scarlett, President

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Exhibit  A
ADVANTAGE DISPOSAL SOULTIONS, INC.
NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ (__) shares of Series A Anti-Dilutive Preferred Stock (the "Conversion"), represented by stock certificate No(s). ___________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Advantage Disposal Solutions, Inc. (the "Company") according to the conditions of the Certificate of Designation of Series A Anti-Dilutive Preferred Stock of Advantage Disposal Solutions, Inc. (the "Certificate of Designation"), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _________________) with DTC, if eligible, through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Anti-Dilutive Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

¨           In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Company issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________________

Applicable Conversion Price: _______________

Number of Preferred Shares to be converted: _____________________

Number of Shares of Common Stock to be issued: _________________

Signature: _______________________________

Name: __________________________________

Address: _______________________________________

   _______________________________________

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UNANIMOUS WRITTEN CONSENT OF
 THE DIRECTORS
IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
-OF-
ADVANTAGE DISPOSAL SOLUTIONS, INC.

The undersigned, being all of the directors of Advantage Disposal Solutions, Inc. (the “Company”), a Delaware Corporation, do hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the Delaware General Corporation Law.

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to enter into Equity Line Agreement (the “Agreement”) dated as of July 2, 2012, with Highland Global Partners, Inc. (“Highland”), a copy is attached hereto as Exhibit “A”, pursuant to which the Company shall have the right to cause Highland to purchase part or all of 75,000,000 million shares of Common Stock of the Company (the “Put Shares”).

WHEREAS, in accordance with the terms of the Agreement with Highland, 75,000,000 shares of Common Stock of the Company shall be registered with the Securities and Exchange Commission (“SEC”).

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to approve the future issuance of 20,000,000 shares of Series A Convertible Anti-Dilutive Preferred Stock (the “A Preferred”) pursuant to the Agreements with Breckenridge and Highland, to the following or their assignees:

(i)           2,250,000 shares to the Griffin Scarlett;

(ii)           2,250,000 shares to Ty Warbington;

(iii)            4,500,000 shares to McLain Investments LLC;

(v)	9,000,000 shares to Highland based upon the 75,000,000 Put Shares being purchased; and

(vi)
2,000,000 shares to be divided pro rata amongst all stockholders who own free trading stock other than Highland as of the date which is seven (7) months after the registration of 75,000,000 shares of Common Stock of the Company is declared effective.

NOW THEREFORE IT IS:

RESOLVED, the Board of Directors hereby ratifies and approves the entry by the Company into the Equity Line Agreement dated as of July 2, 2012, with Highland, a copy of which is attached hereto as Exhibit “A”, pursuant to which the Company shall have the right to cause Highland to purchase part or all of 75,000,000 million shares of Common Stock of the Company.

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 RESOLVED, that 75,000,000 shares of Common Stock of the Company shall be registered with the SEC for issuance and sale.

RESOLVED, the Board of Directors hereby ratifies and approves the future issuance by the Company of 20,000,000 shares of Series A Convertible Anti-Dilutive Preferred Stock pursuant to the Agreements to the following or their assignees:

(i)           2,250,000 shares to the Griffin Scarlett;

(ii)           2,250,000 shares to Ty Warbington;

(iii)           4,500,000 shares to McLain Investments LLC;

(iv)	9,000,000 shares to Highland based upon the 75,000,000 Put Shares being purchased; and

(v)
2,000,000 shares to be divided pro rata amongst all stockholders who own free trading stock other than Highland as of the date which is seven (7) months after the registration of 75,000,000 shares of Common Stock of the Company is declared effective, and it is further

           RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and empowered, in the name and on behalf of the Corporation, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the 2nd day of July, 2012.

/s/ Griffin Scarlett___________
                                                                                                                Griffin Scarlett

/s/ Ty Warbington
Ty Warbington

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